INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement No.'s 333-80415 and 333-80409 of Factual Data Corp. on Forms S-3 and the Registration Statement No.'s 333-92693 and 333-80101 on Forms S-8 of our report dated February 11, 2000, appearing in the annual report on Form 10-KSB of Factual Data Corp. for the year ended December 31, 1999.




                                          /s/Ehrhardt Keefe Steiner & Hottman PC


May 8, 2000
Denver, Colorado